EXHIBIT 99.1

News
For Immediate Release
4 Landmark Square Suite 400 Stamford, CT 06901 Telephone: (203) 975-7110 Fax: (203) 975-7902

Contact:
Robert B. Lewis
(203) 406-3160

SILGAN DECLARES QUARTERLY DIVIDEND

STAMFORD, CT, November 8, 2012  --  Silgan Holdings Inc. (Nasdaq:SLGN), a leading supplier of rigid packaging for consumer goods products, announced today that its Board of Directors has declared a quarterly cash dividend on its common stock.  The Board of Directors approved a $0.12 per share quarterly cash dividend, payable on December 17, 2012 to the holders of record of common stock of the Company on December 3, 2012.

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Silgan Holdings is a leading supplier of rigid packaging for consumer goods products with annual net sales of approximately $3.5 billion in 2011.  Silgan operates 82 manufacturing facilities in North and South America, Europe and Asia.  Silgan is a leading supplier of metal containers in North America and Europe, and a leading worldwide supplier of metal, composite and plastic vacuum closures for food and beverage products.  In addition, Silgan is a leading supplier of plastic containers for food and personal care products in North America.

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